UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.
 As previously disclosed, CEC Entertainment, Inc. (the “Company”) is party to a credit agreement and related security agreements with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Credit Facility”), that provides senior secured financing consisting of (i) a $114 million revolving credit facility (the “Revolving Facility”) with a 5-year maturity (the “Revolving Facility Maturity Date”) and (ii) a $760 million term loan facility (the “Term Loan Facility”) with a 7-year maturity (the “Term Loan Facility Maturity Date”). The Credit Facility also provides that in the event more than $50 million of the Company’s 8.0% Senior Notes maturing February 15, 2022 (the “Senior Notes”), remain outstanding on the date that is 91 days prior to the stated maturity date of the Senior Notes, the Term Loan Facility Maturity Date and the Revolving Facility Maturity Date will spring to such earlier date. The material terms of the Credit Facility are described in Note 11 (“Indebtedness and Interest Expense”) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Securities and Exchange Commission on March 12, 2020.
As of December 29, 2019, the Company had no borrowing outstanding and an $8.5 million letter of credit issued but undrawn under the Revolving Credit Facility. On March 18, 2020, the Company borrowed $105 million that was available under the Revolving Facility. The current interest rate for borrowing under the Revolving Facility is LIBOR (relevant for the interest period of such borrowing) subject to a 1.00% floor plus 6.50%.
The Company increased its borrowings under the Revolving Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. In accordance with the terms of the Credit Facility, the proceeds from the Revolving Facility borrowing may be used for general corporate purposes.
Cautionary Statement Regarding Forward-Looking Statements
The Company has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Securities and Exchange Commission on March 12, 2020, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 18, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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